Exhibit 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Quincy Gold Corp., a Nevada corporation (the "Company"), on Form 10-KSB for the year ending April 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Daniel T. Farrell, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Daniel T. Farrell
Daniel T. Farrell
Chief Executive Officer/Chief Financial Officer
August 13, 2004

[A signed original of this written statement required by Section 906 has been provided to Quincy Gold Corp.and will be retained by Quincy Gold Corp. and furnished to the Securities and Exchange Commission or its staff upon request.]